Exhibit 99.1

February 3, 2022

The AZEK Company Announces First Quarter Fiscal 2022 Financial Results

Capacity Coming Online and Improved Service Levels Drive Strong Start to Year; Successful “Early Buy” Strengthens AZEK’s Position Heading into Selling Season; Entered High Growth Adjacency with StruXure Acquisition

FIRST QUARTER FISCAL 2022 HIGHLIGHTS

•	Consolidated net sales increased 22.3% year over year to $259.7 million
•	Residential segment net sales increased 19.1% year over year to $221.1 million
•	Net income increased by $6.6 million year over year to $16.7 million
•	Adjusted EBITDA increased $10.1 million year over year to $58.5 million

OUTLOOK HIGHLIGHTS

•	Increasing Fiscal 2022 Net Sales and Adjusted EBITDA Outlook, inclusive of recent acquisitions; reaffirming Fiscal 2022 pre-acquisition guidance
•	Fiscal 2022 Net Sales Outlook – Expecting consolidated net sales growth of 17% to 21% year over year, inclusive of recent acquisitions
•	Fiscal 2022 Adjusted EBITDA Outlook – Expecting Adjusted EBITDA growth of 18% to 22% year over year, inclusive of recent acquisitions
•

Second Quarter Fiscal 2022 Outlook – Expecting consolidated net sales growth between 24% and 27% year over year, inclusive of recent acquisitions, and Adjusted EBITDA growth between 17% and 20% year over year, inclusive of startup costs and the impact from recent acquisitions

Chicago, Ill. (BUSINESS WIRE) -- The AZEK Company Inc. (the “Company” or “AZEK”) (NYSE: AZEK), the industry-leading manufacturer of beautiful, low-maintenance and environmentally sustainable outdoor living products, including TimberTech® decking, Versatex® and AZEK Trim® and StruXure™ pergolas, today announced financial results for the first quarter ended December 31, 2021 of its fiscal year 2022.

CEO COMMENTS

“We begin fiscal 2022 in a position of strength with incremental capacity coming online leading to meaningfully improved service levels for our customers,” Jesse Singh, AZEK’s Chief Executive Officer, said. “In combination with an innovative and differentiated product portfolio, we are pursuing opportunities that expand our channel, geographic footprint, and customer relationships. Our successful Early Buy performance coupled with our strategic initiatives give us confidence for the full year.”

“We continue to see strong momentum in our business and our leading indicators point to ongoing market expansion. During the quarter, we continued to invest in our strategic initiatives and completed two acquisitions. In December, we acquired StruXure Outdoor, a designer and manufacturer of high quality and innovative aluminum pergolas and cabanas. StruXure’s products are a natural complement to our TimberTech portfolio, drive wood conversion, and are already being installed together by contractors across North America. We are excited to add a business like StruXure, which we believe can grow at or above our Residential segment growth rates. In November, we acquired a regional recycler with strengths in material sourcing, processing, logistics and scrap management. This acquisition complements our existing recycling efforts and will help to advance our goal of recycling one billion pounds of waste and scrap annually by the end of 2026. We are excited to welcome these two teams to the AZEK family,” continued Mr. Singh.

“AZEK’s momentum is driven by a clear and focused strategy to revolutionize outdoor living and to create a more sustainable future. We continue to see strong underlying market demand driven by positive demographic trends, an increasing focus on outdoor living, and the ongoing desire to convert from wood to our types of low-maintenance, high-performance alternative materials. We are on track to meet and exceed our long-term goals and we remain confident in our ability to deliver above market sales growth and core margin expansion during fiscal 2022,” Singh said.

FIRST QUARTER FISCAL 2022 CONSOLIDATED RESULTS

Net sales for the three months ended December 31, 2021 increased by $47.4 million, or 22.3%, to $259.7 million, compared to $212.3 million for the three months ended December 31, 2020. The increase was attributable to higher sales growth in both our Residential and Commercial segments. Net sales for the three months ended December 31, 2021 increased for our Residential segment by 19.1% and increased for our Commercial segment by 44.8%, in each case as compared to the prior year period.

Net income for the three months ended December 31, 2021 increased by $6.6 million to $16.7 million, or $0.11 per share, compared to $10.1 million, or $0.07 per share, for the three months ended December 31, 2020. This was primarily due to higher sales and gross profit in both our Residential and Commercial segments.

Net margin expanded to 6.4% for the three months ended December 31, 2021, as compared to net margin of 4.8% for the three months ended December 31, 2020.

Adjusted EBITDA increased by $10.1 million to $58.5 million for the three months ended December 31, 2021, as compared to Adjusted EBITDA of $48.5 million for the three months ended December 31, 2020. The increase was primarily driven by higher sales growth in our Residential and Commercial segments as well as higher gross profit. Adjusted EBITDA Margin declined 30 basis points to 22.5% from 22.8% for the prior year period.

Adjusted Net Income increased $5.6 million to $28.8 million, or Adjusted Diluted EPS of $0.18 per share, for the three months ended December 31, 2021, as compared to Adjusted Net Income of $23.1 million, or Adjusted Diluted EPS of $0.15 per share, for the three months ended December 31, 2020.

FIRST QUARTER FISCAL 2022 SEGMENT RESULTS

Residential Segment

Net sales for the three months ended December 31, 2021 increased by $35.5 million, or 19.1%, to $221.1 million from $185.6 million for the three months ended December 31, 2020. The increase was primarily attributable to higher net sales in our Deck, Rail & Accessories and Exteriors businesses.

Segment Adjusted EBITDA for the three months ended December 31, 2021 increased by $10.7 million, or 18.1%, to $69.4 million from $58.8 million for the three months ended December 31, 2020. The increase was mainly driven by higher sales, partially offset by higher raw material costs, manufacturing costs and selling and marketing expenses. Segment Adjusted EBITDA Margin declined 30 basis points to 31.4% from 31.7% for the prior year period.

Commercial Segment

Net sales for the three months ended December 31, 2021 increased by $11.9 million, or 44.8%, to $38.6 million from $26.6 million for the three months ended December 31, 2020. The increase was primarily attributable to higher net sales in our Vycom and Scranton Products businesses.

Segment Adjusted EBITDA was $4.7 million for the three months ended December 31, 2021, compared to $3.3 million for the three months ended December 31, 2020. The increase was primarily driven by higher sales in the Vycom business as well as net manufacturing productivity. Segment Adjusted EBITDA Margin declined 10 basis points to 12.3% from 12.4% for the prior year period.

BALANCE SHEET, CASH FLOW and LIQUIDITY

As of December 31, 2021, the Company had cash and cash equivalents of $66.1 million and approximately $146.7 million available for future borrowings under our Revolving Credit Facility. Total debt as of December 31, 2021 was $465.0 million.

OUTLOOK

“We have started the year strong, with a successful “Early Buy” period, the launch of several new products and increased capacity that has led to improved service levels across our business. We continue to see a strong market and material conversion momentum within both Decking and Exteriors. Our TimberTech line of decking has the most natural looking, highest-performance products on the market, and we expect to sustain our broad-based growth. Our Exteriors business is realizing the benefit of our focused sales efforts and new products that have accelerated wood conversion. Combined with ongoing strategic capital, recycling and people investments, we are on track to deliver strong net sales and Adjusted EBITDA growth through the balance of fiscal 2022,” Singh said.

For full-year fiscal 2022, AZEK expects consolidated net sales growth to increase 17% to 21% year over year, inclusive of the StruXure acquisition. From an Adjusted EBITDA perspective, AZEK expects to deliver 18% to 22% Adjusted EBITDA growth year over year, inclusive of the startup costs associated with our capacity investment programs.

For the second quarter fiscal 2022, AZEK expects consolidated net sales to grow in the range of 24% to 27% year over year, inclusive of the StruXure acquisition. From an Adjusted EBITDA perspective, AZEK expects to deliver growth in the range of 17% to 20% year over year, inclusive of startup costs and the impact from acquisitions.

CONFERENCE CALL INFORMATION

AZEK will hold a conference call to discuss the results today, Thursday, February 3, 2022, at 9:00 a.m. (CT).

To access the live conference call, please register for the call-in advance by visiting https://conferencingportals.com/event/kqzNUoaC. Registration will also be available during the call. After registering, a confirmation e-mail with dial-in details and unique conference call codes for entry will be sent. To ensure you are connected for the full call please register at least 10 minutes before the start of the call.

Interested investors and other parties can also listen to a webcast of the live conference call by logging onto the Investor Relations section of the Company's website at https://investors.azekco.com/events-and-presentations/.

For those unable to listen to the live conference call, a replay will be available approximately two hours after the call through the archived webcast on the AZEK website or by dialing 1-800-770-2030 (toll free) or 1-647-362-9199 (toll). The conference ID for the replay is 63923. The replay will be available until 10:59 p.m. (CT) on February 17, 2022.

ABOUT THE AZEK® COMPANY

The AZEK Company Inc. (NYSE: AZEK) is the industry-leading designer and manufacturer of beautiful, low maintenance and environmentally sustainable outdoor living products, including TimberTech® decking and Versatex® and AZEK Trim® and StruXure™ pergolas. Consistently recognized as a market leader in innovation, quality and aesthetics, products across AZEK’s portfolio are made from up to 100% recycled material and primarily replace wood on the outside of homes, providing a long-lasting, eco-friendly and stylish solution to consumers. Leveraging the talents of its approximately 2,000 employees and the strength of relationships across its value chain, The AZEK Company is committed to accelerating the use of recycled material in the manufacturing of its innovative products, keeping millions of pounds of waste out of landfills each year, and revolutionizing the industry to create a more sustainable future. Headquartered in Chicago, Illinois, the company operates manufacturing facilities in Ohio, Pennsylvania and Minnesota, and recently announced a new facility will open in Boise, Idaho.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This earnings release contains forward-looking statements within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. All statements other than statements of historical facts contained in this earnings release, including statements regarding future operations are forward-looking statements. In some cases, forward looking statements may be identified by words such as "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "could," "would," "expect," "objective," "plan," "potential," "seek," "grow," "target," "if," and similar expressions intended to identify forward-looking statements. Projected financial information and performance, including our guidance and outlook as well as statements about our future growth and margin expansion goals, are forward-looking statements.  Other forward-looking statements may include, without limitation, other statements with respect to our ability to meet the future targets and goals we establish, including our environmental, social and governance targets, and the ultimate impact of our actions on our business as well as the expected benefits to the environment, our employees, and the communities in which we do business, statements about potential new products and product innovation, statements regarding the potential impact of the COVID-19 pandemic, statements about future pricing for our products or our raw materials and our ability to offset increases to our raw material costs and other inflationary pressures, statements about the markets in which we operate and the economy more generally, including growth of our various markets and growth in the use of engineered products as well as our ability to share in such growth, statements about future conversion opportunities from wood and other materials and our ability to capture market share from such opportunities, and all other statements with respect to our expectations, beliefs, plans, strategies, objectives, prospects, assumptions or future events or performance contained in this earnings release are forward-looking statements. We have based these forward-looking statements primarily on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives and financial needs. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described in the section titled "Risk Factors" set forth in

Part I, Item 1A of the Annual Report on Form 10-K for fiscal 2021 (our “2021 Annual Report”) and in our other filings with the U.S. Securities and Exchange Commission. Moreover, we operate in a very competitive and rapidly changing environment. New risks emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. In light of these risks, uncertainties and assumptions, the future events and trends discussed in this earnings release may not occur and actual results may differ materially and adversely from those anticipated or implied in the forward-looking statements. You should read this earnings release with the understanding that our actual future results, levels of activity, performance and events and circumstances may be materially different from what we expect.

These statements are based on information available to us as of the date of this earnings release. While we believe that such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. We disclaim any intention and undertake no obligation to update or revise any of our forward-looking statements after the date of this release to reflect actual results or future events or circumstances whether as a result of new information, future events or otherwise, except as required by law. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements.

NON-GAAP FINANCIAL MEASURES

To supplement our earnings release and consolidated financial statements prepared and presented in accordance with generally accepted accounting principles in the United States, or (“GAAP”), we use certain non-GAAP performance financial measures, as described within this earnings release, to provide investors with additional useful information about our financial performance, to enhance the overall understanding of our past performance and future prospects and to allow for greater transparency with respect to important metrics used by our management for financial and operational decision-making. We are presenting these non-GAAP financial measures to assist investors in seeing our financial performance from management’s view and because we believe they provide an additional tool for investors to use in comparing our core financial performance over multiple periods with other companies in our industry. Our GAAP financial results include significant expenses that may not be indicative of our ongoing operations as detailed within this earnings release.

However, non-GAAP financial measures have limitations in their usefulness to investors because they have no standardized meaning prescribed by GAAP and are not prepared under any comprehensive set of accounting rules or principles. In addition, non-GAAP financial measures may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. As a result, non-GAAP financial measures should be viewed as supplementing, and not as an alternative or substitute for, our earnings release and our consolidated financial statements prepared and presented in accordance with GAAP.

We define Adjusted Gross Profit as gross profit before depreciation and amortization, business transformation costs, acquisition costs and certain other costs as described below. Adjusted Gross Profit Margin is equal to Adjusted Gross Profit divided by net sales.

We define Adjusted Net Income as net income (loss) before amortization, share-based compensation costs, business transformation costs, acquisition costs, initial public offering and secondary offering costs and certain other costs as described below.

We define Adjusted Diluted EPS as Adjusted Net Income divided by weighted average common shares outstanding – diluted, to reflect the conversion or exercise, as applicable, of all outstanding shares of restricted stock awards, restricted stock units and options to purchase shares of our common stock.

We define Adjusted EBITDA as net income (loss) before interest expense, net, income tax (benefit) expense and depreciation and amortization and by adding to or subtracting therefrom items of expense and income as described above.

Adjusted EBITDA Margin is equal to Adjusted EBITDA divided by net sales. Net Leverage is equal to gross debt less cash and cash equivalents, divided by trailing twelve month Adjusted EBITDA. We believe Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage are useful to investors because they help identify underlying trends in our business that could otherwise be masked by certain expenses that can vary from company to company depending on, among other things, its financing, capital structure and the method by which its assets were acquired, and can also vary significantly from period to period.  We also add back depreciation and amortization and share-based compensation because we do not consider them indicative of our core operating performance. We believe their exclusion facilitates comparisons of our operating performance on a period-to-period basis. Therefore, we believe that showing gross profit and net income, as adjusted to remove the impact of these expenses, is helpful to investors in assessing our gross profit and net income performance in a way that is similar to the way management assesses our performance. Additionally, EBITDA and EBITDA margin are common measures of operating performance in our industry, and we believe they facilitate operating comparisons. Our management also uses Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted EBITDA and Adjusted EBITDA Margin in conjunction with other GAAP financial measures for planning purposes, including as a measure of our core operating results and the effectiveness of our business strategy, and in evaluating our financial performance. Management considers Adjusted Gross Profit and Adjusted Net Income as useful measures because our cost of sales includes the depreciation of property, plant and equipment used in the production of products and the amortization of various intangibles related to our manufacturing processes. Further, management considers Net Leverage as a useful measure to assess our borrowing capacity.

Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:

•	These measures do not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;
•	These measures do not reflect changes in, or cash requirements for, our working capital needs;
•	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on our debt;
•	Adjusted EBITDA and Adjusted EBITDA Margin do not reflect our income tax expense or the cash requirements to pay our taxes;
•

Adjusted Gross Profit, Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA exclude the expense of depreciation, in the case of Adjusted Gross Profit and Adjusted EBITDA, and amortization, in each case, of our assets, and, although these are non-cash expenses, the assets being depreciated may have to be replaced in the future;

•

Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA exclude the expense associated with our equity compensation plan, although equity compensation has been, and will continue to be, an important part of our compensation strategy;

•

Adjusted Gross Profit, Adjusted Net Income, Adjusted Diluted EPS and Adjusted EBITDA exclude certain business transformation costs, acquisition costs and other costs, each of which can affect our current and future cash requirements; and

•

Other companies in our industry may calculate Adjusted Gross Profit, Adjusted Gross Profit Margin, Adjusted Net Income, Adjusted Diluted EPS, Adjusted EBITDA, Adjusted EBITDA Margin and Net Leverage differently than we do, limiting their usefulness as comparative measures.

Because of these limitations, none of these metrics should be considered indicative of discretionary cash available to us to invest in the growth of our business or as measures of cash that will be available to us to meet our obligations.

Segment Adjusted EBITDA

Depending on certain circumstances, Segment Adjusted EBITDA may be calculated differently, from time to time, than our Adjusted EBITDA and Adjusted EBITDA Margin, which are further discussed under the heading “Non-GAAP Financial Measures.” Segment Adjusted EBITDA represents a measure of segment profit reported to our chief operating decision maker for the purpose of making decisions about allocating resources to a segment and assessing its performance. For more information regarding how Segment Adjusted EBITDA is determined, see the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Segment Results of Operations” set forth in Part I, Item 2 of our Quarterly Report on Form 10-Q for the first quarter of fiscal 2022 and our Consolidated Financial Statements and related notes included therein.

The AZEK Company Inc.

Condensed Consolidated Balance Sheets

(In thousands of U.S. dollars, except for share and per share amounts)

(Unaudited)

in thousands	December 31, 2021	September 30, 2021
ASSETS:
Current assets:
Cash and cash equivalents	$66,056	$250,536
Trade receivables, net of allowances	63,057	77,316
Inventories	289,059	188,888
Prepaid expenses	17,641	14,212
Other current assets	1,206	1,446
Total current assets	437,019	532,398
Property, plant and equipment - net	435,304	391,012
Goodwill	992,513	951,390
Intangible assets - net	272,692	242,572
Other assets	77,578	70,462
Total assets	$2,215,106	$2,187,834
LIABILITIES AND STOCKHOLDERS' EQUITY:
Current liabilities:
Accounts payable	$64,490	$69,474
Accrued rebates	49,150	44,339
Accrued interest	214	72
Current portion of long-term debt obligations	—	—
Accrued expenses and other liabilities	48,684	56,522
Total current liabilities	162,538	170,407
Deferred income taxes	50,753	46,371
Long-term debt—less current portion	464,999	464,715
Other non-current liabilities	85,665	79,177
Total liabilities	763,955	760,670
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 1,000,000 shares authorized and no shares issued or outstanding at December 31, 2021 and September 30, 2021, respectively	—	—
Class A common stock, $0.001 par value; 1,100,000,000 shares authorized, 155,032,377 shares issued and outstanding at December 31, 2021 and 154,866,313 shares issued and outstanding at September 30, 2021	155	155
Class B common stock, $0.001 par value; 100,000,000 shares authorized, 100 shares issued and outstanding at December 31, 2021 and at September 30, 2021, respectively	—	—
Additional paid‑in capital	1,622,516	1,615,236
Accumulated deficit	(171,520)	(188,227)
Total stockholders' equity	1,451,151	1,427,164
Total liabilities and stockholders' equity	$2,215,106	$2,187,834

The AZEK Company Inc.

Condensed Consolidated Statements of Comprehensive Income (Loss)

(In thousands of U.S. dollars, except for share and per share amounts)

(Unaudited)

	Three Months Ended December 31,
in thousands	2021	2020
Net sales	$259,708	$212,278
Cost of sales	171,099	139,300
Gross profit	88,609	72,978
Selling, general and administrative expenses	63,169	53,448
Operating income (loss)	25,440	19,530

Other expenses:
Interest expense	4,148	6,026
Total other expenses	4,148	6,026

Income (loss) before income taxes	21,292	13,504
Income tax expense (benefit)	4,585	3,356
Net income (loss)	$16,707	$10,148

Net income (loss) per common share - basic	$0.11	$0.07
Net income (loss) per common share - diluted	0.11	0.07

Comprehensive income (loss)	$16,707	$10,148
Weighted-average common shares outstanding - basic and diluted
Basic	154,407,244	153,226,378
Diluted	156,854,925	156,018,731

The AZEK Company Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of U.S. dollars)

(Unaudited)

	Three Months Ended December 31,
	2021	2020
Operating activities:
Net income (loss)	$16,707	$10,148
Adjustments to reconcile net income (loss) to net cash flows provided by (used in) operating activities:
Depreciation	15,202	11,635
Amortization of intangibles	12,880	12,643
Non-cash interest expense	1,154	670
Non-cash lease expense	(39)	(35)
Deferred income tax (benefit) provision	4,381	2,908
Non-cash compensation expense	3,970	2,878
Loss (gain) on disposition of property	18	212
Changes in certain assets and liabilities:
Trade receivables	18,057	29,652
Inventories	(88,515)	(36,081)
Prepaid expenses and other currents assets	(3,330)	(2,876)
Accounts payable	606	(5,097)
Accrued expenses and interest	(11,626)	(6,465)
Other assets and liabilities	(85)	106
Net cash provided by (used in) operating activities	(30,620)	20,298
Investing activities:
Purchases of property, plant and equipment	(65,333)	(27,021)
Proceeds from disposition of fixed assets	32	17
Acquisitions, net of cash acquired	(91,310)	—
Net cash provided by (used in) investing activities	(156,611)	(27,004)
Financing activities:
Repayments of finance lease obligations	(559)	(426)
Exercise of vested stock options	3,310	2,364
Payments of initial public offering related costs	—	(210)
Net cash provided by (used in) financing activities	2,751	1,728
Net increase (decrease) in cash and cash equivalents	(184,480)	(4,978)
Cash and cash equivalents – Beginning of period	250,536	215,012
Cash and cash equivalents – End of period	$66,056	$210,034
Supplemental cash flow disclosure:
Cash paid for interest, net of amounts capitalized	$2,782	$5,847
Cash paid for income taxes, net	(129)	(56)
Supplemental non-cash investing and financing disclosure:
Capital expenditures in accounts payable at end of period	$5,748	$4,035
Right-of-use operating and finance lease assets obtained in exchange for lease liabilities	8,915	1,645

Segment Results from Operations

Residential Segment

The following table summarizes certain financial information relating to the Residential segment results that have been derived from our unaudited Condensed Consolidated Financial Statements for the three months ended December 31, 2021 and 2020.

	Three Months Ended December 31,
(U.S. dollars in thousands)	2021	2020	$ Variance	% Variance
Net sales	$221,133	$185,640	$35,493	19.1%
Segment Adjusted EBITDA	69,431	58,776	10,655	18.1%
Segment Adjusted EBITDA Margin	31.4%	31.7%	N/A	N/A

Commercial Segment

The following table summarizes certain financial information relating to the Commercial segment results that have been derived from our unaudited Condensed Consolidated Financial Statements for the three months ended December 31, 2021 and 2020.

	Three Months Ended December 31,
(U.S. dollars in thousands)	2021	2020	$ Variance	% Variance
Net sales	$38,575	$26,638	$11,937	44.8%
Segment Adjusted EBITDA	4,748	3,316	1,432	43.2%
Segment Adjusted EBITDA Margin	12.3%	12.4%	N/A	N/A

Adjusted EBITDA and Adjusted EBITDA Margin Reconciliation

	Three Months Ended December 31,
(U.S. dollars in thousands)	2021	2020
Net income (loss)	$16,707	$10,148
Interest expense	4,148	6,026
Depreciation and amortization	28,082	24,278
Income tax expense (benefit)	4,585	3,356
Stock-based compensation	4,016	2,980
Acquisition costs (1)	497	—
Other costs (2)	485	1,664
Total adjustments	41,813	38,304
Adjusted EBITDA	$58,520	$48,452

	Three Months Ended December 31,
	2021	2020
Net income (loss)	6.4%	4.8%
Interest expense	1.6%	2.8%
Depreciation and amortization	10.8%	11.4%
Income tax expense (benefit)	1.8%	1.6%
Stock-based compensation	1.5%	1.4%
Acquisition costs	0.2%	0.0%
Other costs	0.2%	0.8%
Total adjustments	16.1%	18.0%
Adjusted EBITDA Margin	22.5%	22.8%

(1)	Acquisition costs reflect costs directly related to completed acquisitions of $0.5 million in the three months ended December 31, 2021.
(2)

Other costs include costs for legal expense of $0.3 million and $0.5 million in the three months ended December 31, 2021 and 2020, respectively, costs related to an incentive plan and other ancillary expenses associated with the initial public offering of $0.1 million and $1.0 million in the three months ended December 31, 2021 and 2020, respectively, other costs of $0.1 million for the three months ended December 31, 2021, and the impact of the retroactive adoption of ASC 842 of $0.2 million for the three months ended December 31, 2020.

Adjusted Gross Profit and Adjusted Gross Profit Margin Reconciliation

	Three Months Ended December 31,
(U.S. dollars in thousands)	2021	2020
Gross Profit	$88,609	$72,976
Depreciation and amortization (1)	18,481	15,796
Adjusted Gross Profit	$107,090	$88,772

	Three Months Ended December 31,
	2021	2020
Gross Margin	34.1%	34.4%
Depreciation and amortization	7.1%	7.4%
Adjusted Gross Profit Margin	41.2%	41.8%

(1)

Depreciation and amortization for the three months ended December 31, 2021 and 2020 consists of $13.6 million and $10.3 million, respectively, of depreciation and $4.9 million and $5.5 million, respectively, of amortization of intangible assets relating to our manufacturing process.

Adjusted Net Income and Adjusted Diluted EPS Reconciliation

	Three Months Ended December 31,
(U.S. dollars in thousands, except per share amounts)	2021	2020
Net income (loss)	$16,707	$10,148
Amortization	12,880	12,643
Stock-based compensation (1)	1,960	2,686
Acquisition costs (2)	497	—
Other costs (3)	485	1,664
Tax impact of adjustments (4)	(3,772)	(3,999)
Adjusted Net Income	$28,757	$23,142

	Three Months Ended December 31,
	2021	2020
Net income (loss)	$0.11	$0.07
Amortization	0.08	0.08
Stock-based compensation	0.01	0.02
Acquisition costs	—	—
Other costs	—	0.01
Tax impact of adjustments	(0.02)	(0.03)
Adjusted Diluted EPS (5)	$0.18	$0.15

(1)

Stock-based compensation costs reflect expenses related to our initial public offering. Expenses related to our recurring awards granted each fiscal year are excluded from the Adjusted Net Income reconciliation.

(2)	Acquisition costs reflect costs directly related to completed acquisitions of $0.5 million in the three months ended December 31, 2021.
(3)

Other costs include costs for legal expense of $0.3 million and $0.5 million in the three months ended December 31, 2021 and 2020, respectively, costs related to an incentive plan and other ancillary expenses associated with the initial public offering of $0.1 million and $1.0 million in the three months ended December 31, 2021 and 2020, respectively, other costs of $0.1 million for the three months ended December 31, 2021, and the impact of the retroactive adoption of ASC 842 of $0.2 million for the three months ended December 31, 2020.

(4)	Tax impact of adjustments are based on applying a combined U.S. federal and state statutory tax rate of 24.5% for both the three months ended December 31, 2021 and 2020.
(5)

Weighted average common shares outstanding used in computing diluted net income (loss) per common share of 156,854,925 and 156,018,731 for the three months ended December 31, 2021 and 2020, respectively.

Net Leverage Reconciliation
Twelve Months Ended December 31,
(In thousands)	2021
Net income (loss)	$ 99,709
Interest expense	18,433
Depreciation and amortization	105,408
Tax expense (benefit)	29,897
Stock-based compensation costs	23,706
Acquisition costs	497
Initial public offering and secondary offering costs	2,592
Other costs	4,013
Total adjustments	184,546
Adjusted EBITDA	$ 284,255
Long-term debt — less current portion	$ 464,999
Unamortized deferred financing fees	2,371
Unamortized original issue discount	284
Gross debt	$ 467,654
Cash and cash equivalents	(66,056)
Net debt	$ 401,598
Net Leverage	1.4x

Outlook

We have not reconciled Adjusted EBITDA guidance to its most comparable GAAP measure as a result of the uncertainty regarding, and the potential variability of, reconciling items such as the variability in the provision for income taxes, the estimates for warranty and rebate accruals and timing of the gain or loss on disposal of property, plant and equipment. Such reconciling items that impact Adjusted EBITDA have not occurred, are outside of our control or cannot be reasonably predicted. Accordingly, a reconciliation of Adjusted EBITDA to its most comparable GAAP measure is not available without unreasonable effort. However, it is important to note that material changes to these reconciling items could have a significant effect on our Adjusted EBITDA guidance and future GAAP results.

Investor Relations Contact:

Amanda Cimaglia

312-809-1093

ir@azekco.com

Media Contact:

Amy Widdowson

(415) 819-2126

AZEKquestions@zenogroup.com

Source: The AZEK Company Inc.